Exhibit 3.1

ARTICLES OF AMENDMENT OF STELLAR ACQUISITION III INC. Reg. No. 80853

REPUBLIC OF THE MARSHALL ISLANDS REGISTRAR OF CORPORATIONS DUPLICATE COPY

The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on

NON RESIDENT

August 22, 2018

/s/ Jessica Ruvalcaba
Jessica Ruvalcaba
Deputy Registrar

APOSTILLE

(Hague Convention of 5 October 1961/
Convention de la Haye du 5 Octobre 1961)

1. Country: The Republic of the Marshall Islands

This Public Document

2. has been signed by: Jessica Ruvalcaba

3. acting in the capacity of: Deputy Registrar, Republic of the Marshall Islands

4. bears the seal/stamp of: Registrar of Corporations, Republic of the Marshall Islands

Certified

5. at: Long Beach, California

6. on: August 22, 2018

7. by: Special Agent of the Republic of the Marshall Islands

8. Number: LB-85/08-18

9. Seal/stamp:

10:	Signature:

SECOND AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
STELLAR ACQUISITION III INC.

1.	The undersigned, being a duly authorized officer of STELLAR ACQUISITION III INC. (the “Corporation”), a corporation existing under the laws of the Republic of the Marshall Islands, does hereby certify as follows:

2.	The name of the Corporation is Stellar Acquisition III Inc.

3.	The Corporation’s Articles of Incorporation were filed in the Office of the Registrar of Corporations of the Republic of the Marshall Islands on December 8, 2015, the Corporation’s Amended and Restated Articles of Incorporation were filed in the Office of the Registrar of Corporations of the Republic of the Marshall Islands on January 29, 2016, the Corporation’s Second Amended and Restated Articles of Incorporation were filed in the office of the Office of the Registrar of Corporations of the Republic of the Marshall Islands on August 19, 2016 and the Corporation’s Amendment to the Second Amended and Restated Articles of Incorporation were filed in the office of the Office of the Registrar of Corporations of the Republic of the Marshall Islands on May 24, 2018.

4.	This Second Amendment to the Second Amended and Restated Articles of Incorporation amends the Second Amended and Restated Articles of Incorporation of the Corporation, as amended.

5.	This Second Amendment to the Second Amended and Restated Articles of Incorporation was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of shareholders in accordance with the provisions of Section 88 of Division 9 of the Republic of the Marshall Islands Business Corporations Act.

6.	Section 9.1(c) of Article IX is hereby amended and restated to read in full as follows:

(c) In the event that the Corporation has not consummated an initial Business Combination by August 24, 2018, the Board of Directors may extend the period of time to consummate a Business Combination up to four times, until December 26, 2018 (the latest such date, the “Termination Date”), each by an additional month, for an aggregate of four additional months, provided that (i) for each such extension the Sponsors (or their designees) must deposit into the Trust Account $0.04 per then outstanding Offering Share per extension in exchange for a non-interest bearing, unsecured promissory note, for maximum aggregate proceeds to the Corporation of $0.16 per then outstanding Offering Share if four extensions occur and (ii) the procedures relating to any such extension, as set forth in the Trust Agreement, shall have been complied with. The gross proceeds from the issuance of such promissory notes (as well as any other proceeds previously deposited in connection with the three extensions effected prior to the date hereof) will be added to the proceeds from the Offering to be held in the Trust Account and shall be used to fund the redemption of the Offering Shares in accordance with Section 9.2.

IN WITNESS WHEREOF, I have signed this Second Amendment to the Second Amended and Restated Articles of Incorporation this 22nd day of August, 2018.

/s/ Prokopios (Akis) Tsirigakis
Name:	Prokopios (Akis) Tsirigakis
Title:	Co-Chief Executive Officer